UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  October 20, 2010

Power of the Dream Ventures, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-52289	51-0597895
(Commission File Number)	(IRS Employer Identification No.)

1095 Budapest, Soroksari ut 94-96, Hungary
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:	+36-1-456-6061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Termination of financing agreement.

On September 24, 2010 the Company notified YA Global Investments in writing of its intention to terminate a Standby Equity Distribution Agreement (SEDA) signed with YA Global in October of 2008, as was filed with the SEC on October 14, 2010 in Form 8K . Our termination request letter is attached as Exhibit 10.1.

In response to this letter YA Global informed the company in a letter dated October 5, 2010 that the SEDA agreement will terminate on or about October 15, 2010. This letter is attached as Exhibit 10.2.

The Company issued a press release on October 20, 2010 announcing the termination of said SEDA agreement, which is attached as Exhibit 10.3.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	SEDA Termination Request Letter

10.2	YA Global Investments reply letter

10.3	Press release issued on October 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER OF THE DREAM VENTURES, INC.

By:	/s/ Viktor Rozsnyay
Name:	Viktor Rozsnyay
Title:	President and Chief Executive Officer

Dated: October 20, 2010